Exhibit 10.1
FIRST AMENDMENT TO COAL SALES AGREEMENT

THE FIRST AMENDMENT (this “Amendment”) TO COAL SALES AGREEMENT, made as of June 30, 2021 (the “Agreement”), between THE FALKIRK MINING COMPANY, an Ohio corporation qualified to do business in North Dakota (“Falkirk”), and RAINBOW ENERGY CENTER, LLC, a North Dakota limited liability company (“Rainbow”), is effective as of March 8, 2022. Capitalized terms that are not defined in this Amendment have the meanings ascribed to them in the Agreement.

RECITALS

A.    On June 30, 2021, Rainbow agreed to purchase from GRE Coal Creek Station, with an outside closing date of December 31, 2021. Rainbow and GRE have agreed to extend the outside closing date for that transaction to September 30, 2022.

B.     The Agreement provides that either Party may terminate the Agreement if the Effective Date of the Agreement does not occur on or before March 31, 2022. Falkirk and Rainbow desire to amend the Agreement to provide that either Party may terminate the Agreement if the Effective Date has not occurred on or before September 30, 2022.

AGREEMENT

1.Section 9.2(f) of the Agreement is hereby amended by deleting “March 31, 2022” and replacing it with “September 30, 2022”.

2.Section 9.3(e) of the Agreement is hereby amended by deleting “March 31, 2022” and replacing it with “September 30, 2022”.

3.Section 9.4(c) of the Agreement is hereby amended by deleting “March 31, 2022” and replacing it with “September 30, 2022”.

4.The Agreement remains in full force and effect, as amended by this Amendment.

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Exhibit 10.1

IN WITNESS WHEREOF, the Parties, with the intent to be bound, have executed this Amendment as of the effective date above written.

THE FALKIRK MINING COMPANY

By: /s/ Carroll L. Dewing
Carroll L. Dewing
Vice President

RAINBOW ENERGY CENTER, LLC

By: /s/ Stacy L. Tschider
Stacy L. Tschider
President